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                                                                 Exhibit 10.20


                   AGREEMENT FOR INTERACTIVE POINT-TO-POINT
                ELECTRONIC ACCESS TO NEBRASKA DRIVERS LICENSE
                       RECORDS THROUGH NEBRASK@ ONLINE

     THIS AGREEMENT, effective as of the last date written below, is between Equifax Services, a corporation with its principal office in Atlanta, Georgia and Nebrask@ Online, a State of Nebraska entity operated under the authority of the Nebraska Library Commission, by and through its agent for this purpose, Nebrask@ Interactive, Inc., a Nebraska corporation (hereinafter "Network Manager").

     WHEREAS, Equifax desires to receive interactive electronic access to Nebraska Driver License Records (and at some future date, Motor Vehicle Title and Lien Records, if the same become available electronically) under the custody of the Division of Motor Vehicles of the State of Nebraska (hereinafter "DMV"), pursuant to that 1995 interagency agreement between DMV and the Nebraska Library Commission, and as it may be amended or superseded from time to time; and

     WHEREAS, driver license records and motor vehicle title and lien records are currently public records under Nebraska statutes; and

     WHEREAS, Equifax desires to receive such access via the Internet, a dedicated digital data circuit between Network Manager and Equifax or any other means of access mutually agreed upon (which type of access shall hereinafter be referred to as "interactive point-to-point");

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in consideration of the amounts to be paid by Equifax to Nebrask@ Online for interactive point-to-point access to such records, the parties agree as follows:

     1. Network Manager shall furnish to Equifax upon query by Equifax, within limitations of the electronic delivery system, such data fields contained in Nebraska driver license records as is permitted by DMV to be furnished by Network Manager to all other interactive and batch customers.

     2. Equifax may request records directly from Network Manager via the Internet or Telnet or "rlogin" through a remote TCP/IP router and digital data circuit provided by Equifax. All expenses associated with requesting or receiving records using the remote TCP/IP network shall be the responsibility of Equifax.

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Agreement for Interactive Point-to-Point
Electronic Access to Nebraska Drivers License
Records through Nebrask@ Online    PAGE 2



     3. Equifax shall pay to Network Manager a fee for each record requested electronically, which fee has been set, and may be revised from time to time, by the Nebraska Library Commission, or some other state agency with supervisory and oversight authority over Nebrask@ Online, and which fee is currently $3.00 per record requested.

     4. Payment shall be remitted to Network Manager within twenty (20) days from the date of the invoice. Invoices will be mailed monthly to the address shown below:
                    Equifax Services
                    Attn: Registry Management
                    Box 74006: Mail Drop 42J
                    Atlanta,  GA 30374-0006

     5. This agreement may be terminated at any time after sixty (60) days notice by the terminating party giving notice in writing, signed by a duly authorized representative of the terminating party. This agreement shall be terminable immediately at the option of any party upon any material breach of the agreement by the other party. This agreement shall be terminated immediately without advance notification upon cessation of the interagency agreement between DMV and the Nebraska Library Commission, unless there is in place a substitute agreement or authority for access to continue. Notice of termination shall be in writing signed by a duly authorized representative of the aggrieved party and deposited with the United States Postal Service, correctly addressed and postage prepaid.

     6. Equifax agrees to use any information or records obtained from Network Manager, and to require others who obtain the information through Equifax to use any information or records so obtained, only in a manner consistent with federal or state laws, rules, regulations, and information policies, including policies of Network Manager.


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Agreement for Interactive Point-to-Point
Electronic Access to Nebraska Drivers License
Records through Nebrask@ Online    PAGE 3



     7. This agreement constitutes the entire agreement of the parties and supersedes all other prior written or oral agreements between the parties with respect to the subject matter hereof. The agreement may be changed, modified or amended at any time by an instrument in writing, signed by duly authorized representatives of both parties hereto or by changes in Nebraska law.

IN WITNESS TO their agreement to all the above and foregoing, the parties hereto have caused this document to be signed by their duly authorized agents.

Equifax Services                        Nebrask@ Online
"Equifax"                               ANetwork Manager@


/s/ G.S. Iken                            /s/ Sam Somerhalder
----------------------------------      -----------------------------------
Authorized Agent                        Sam Somerhalder
    G.S. Iken                           General Manager
----------------------------------

    AVP
----------------------------------
(Typed Title)

Dated        3/15/96                    Dated       3/25/96
      -----------------------------           -----------------------------


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